Exhibit 10.1
RESOLUTIONS OF THE
COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
GREEN MOUNTAIN POWER CORPORATION

WHEREAS,         Green Mountain Power Corporation (the “Company”) has entered into an Agreement and Plan of Merger pursuant to which the Company will merge with a subsidiary of Northern New England Energy Corporation (the “Merger”); and

WHEREAS,         Completion of the Merger is subject to the approval of the Company’s shareholders and the regulatory authorities; and

WHEREAS,         Approval of the Merger by the Company’s shareholders will be a “Change in Control” of the Company as that term is defined in the Company’s 2004 Stock Incentive Plan (the “Plan”); and

WHEREAS,         The Plan provides for the accelerated vesting of outstanding Awards (as defined in the Plan and which includes deferred stock units or DSUs) as of the date of the Change in Control; and

WHEREAS,         This Committee is authorized to interpret and construe the Plan and the agreements evidencing Awards under the Plan; and

WHEREAS,         This Committee’s interpretation of the outstanding DSU agreements is that shares of common stock are issuable in settlement of the DSUs on the originally scheduled vesting dates even if the DSUs vest pursuant to the change in control provisions of the Plan; and

WHEREAS,         This Committee has determined that the accelerated vesting of DSUs should occur as of the date on which the Merger is completed.

NOW THEREFORE
BE IT RESOLVED,     That subject to the consent of the affected participants, the outstanding DSUs are hereby amended so that unvested DSUs shall vest upon the earlier of the regularly scheduled vesting dates or completion of the Merger and not upon the shareholders’ approval of the Merger and that the Company shall pay each affected participant $10.00 as consideration for his or her consent to this change.

RESOLVED
FURTHER,         That except as provided in the preceding resolution, the terms of the outstanding DSUs shall remain unchanged.

RESOLVED
FINALLY,         That the appropriate officers of the Company are hereby authorized and directed to take such actions and to execute such documents as may be necessary or desirable to implement the foregoing resolutions, all without the necessity of further action by this Committee.